UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

ROCHESTER MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0–18933

Minnesota	41-1613227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Rochester Medical Drive, Stewartville, MN 55976

(Address of principal executive offices, including zip code)

(507) 533-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒         Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐           Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 8.01 Other Events.

On October 10, 2013, Rochester Medical Corporation (“Rochester Medical”) issued a press release announcing that a record date and a special meeting date had been established for Rochester Medical’s shareholders to consider and vote on the proposal to adopt the previously announced agreement to be acquired by a subsidiary of C. R. Bard, Inc. for $20.00 in cash per common share, for a total transaction value of approximately $262 million. Rochester Medical shareholders of record at the close of business on September 30, 2013 are entitled to notice of the special meeting and to vote on the adoption of the agreement. The special meeting is scheduled to be held on November 13, 2013 at 2:00 p.m., local time, at the offices of Dorsey & Whitney LLP, 15th floor, 50 South Sixth Street, Minneapolis, Minnesota 55402. The definitive proxy statement for the special meeting will be filed with the Securities and Exchange Commission and first mailed to shareholders on or about October 14, 2013. A copy of the press release issued by Rochester Medical on October 10, 2013 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1  Press release, dated October 10, 2013, of Rochester Medical Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCHESTER MEDICAL CORPORATION

By:	/s/ David A. Jonas
David A. Jonas
Chief Financial Officer

Date: October 10, 2013

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated October 10, 2013, of Rochester Medical Corporation.